Exhibit 99.1

Commerce Union Bancshares, Inc. Reports Record Second Quarter

Net Income Increases 47% to $2.4 Million

BRENTWOOD, Tenn.--(BUSINESS WIRE)--July 26, 2016--Commerce Union Bancshares, Inc. (Nasdaq: CUBN), parent of Reliant Bank, today reported record net income and loans for its second quarter ended June 30, 2016. Second quarter net income attributable to common shareholders rose 47.3% to $2.4 million, or $0.31 per fully diluted share, from $1.6 million, or $0.22 per fully diluted share for the second quarter 2015. Loans rose 13.1% to a record $649.3 million at June 30, 2016, compared with $574.0 million at June 30, 2015.

“Our second quarter results reflect the progress we’ve made in growing loans, expanding our net interest income and enhancing our asset quality since we completed the merger of Reliant Bank and Commerce Union Bank last year,” stated William R. DeBerry, Chairman and CEO of the Company. “This is the first quarter that our results are directly comparable to the prior year quarter following the merger and highlight our solid growth in assets and earnings since that time.”

Second Quarter Revenue Growth

Total interest income rose 6.5% to a record $9.5 million in the second quarter of 2016 compared with $8.9 million in the first quarter of 2016, and up 16.7% compared with $8.1 million in the second quarter of 2015. The growth in interest income over the prior year was fueled by a combination of higher yields on loans and securities available for sale, and strong growth in earning assets. Interest income was also positively impacted from $619,000 in income related to the payoff of a purchase credit impaired loan.

Noninterest income declined to $2.5 million in the second quarter of 2016 compared with $3.8 million in the first quarter of 2016 and $3.3 million in the second quarter of 2015. The decrease in noninterest income was due primarily to lower sales of mortgage loans resulting from the transition of the majority of out-of-state mortgage offices to another bank early in the second quarter of 2016.

“We completed the transition of a majority of our out-of-market mortgage offices to better focus our resources in our core Middle Tennessee markets while reducing non-core personnel and related office costs to improve our efficiency ratio,” stated DeVan Ard, President of the Company and CEO of Reliant Bank. “We did not record a gain or loss on the transition of the mortgage offices, but the net effect was a decrease in mortgage loans sold and mortgage loans held for sale. This was partially offset by lower associated salary and occupancy expenses compared with prior quarters and we believe we have further opportunities to improve the profitability of our mortgage operations and efficiency ratio in the future.”

Net Interest Income and Margins Increase

Net interest income was a record $8.7 million in the second quarter of 2016, up 7.5% from $8.1 million in the first quarter of 2016 and up 17.6% compared with $7.4 million in the second quarter of 2015. The increase in net interest income over the prior year was driven by growth in earning assets and a higher net interest margin. In addition, the second quarter of 2016 benefited from the pay-off of a purchased credit impaired loan. The second quarter of 2016, first quarter of 2016 and second quarter of 2015 also benefited from net discount accretion of $442,000 per quarter associated with the merger of Commerce Union Bank and Reliant Bank. Net interest margin rose 25 basis points to 4.33% in the second quarter of 2016 compared with 4.08% in the first quarter of 2016 and was up 27 basis points compared to 4.06% in the second quarter of 2015.

Provision for Loan Losses – Asset Quality Improves

Provision for loan losses was $450,000 for the second quarter of 2016 compared with a negative provision of $500,000 for the second quarter of 2015. The increase in the provision since last year reflects loan growth that accelerated in the second quarter of 2016. Provision for the first quarter of 2016 was $165,000 and benefited from a net recovery position.

Asset quality improved from prior quarters based on reductions in other real estate owned and a decrease in non-performing assets.

“Our asset quality is at its best level since the recession,” continued Ard. “Our allowance for loan losses remained strong at 1.34% of gross loans at the end of the second quarter. Non-performing assets were only 0.71% of total loans and other real estate, and were down 11.5% since the second quarter of last year. Other real estate owned was down 56.6% to $475,000 at June 30, 2016, and was at the lowest level in years. In addition, we had no accruing loans past due 90 days or more at the end of the second quarter of 2016. We believe this is a solid indication of our strong credit culture and focus on asset quality as part of our strategy to protect future earnings. We remain focused on maintaining the high quality of our assets as we grow our loan portfolio.”

Noninterest Expenses Decline

Noninterest expenses declined 7.1% to $8.0 million in the second quarter of 2016 compared with $8.6 million in the first quarter of 2016 and declined 7.8% compared with $8.7 million in the second quarter of 2015. The Company reported lower advertising and public relations expenses; audit, legal and consulting expenses; provision for losses on other real estate and lower other operating expenses compared with the second quarter of 2015. The Bank’s efficiency ratio, excluding its mortgage subsidiary, improved to 58.58% in the second quarter of 2016 from 58.99% in the first quarter of 2016 and from 67.03% in the second quarter of 2015. The decrease in noninterest expense also benefited from lower expenses associated with the transitioning of several out-of-market mortgage offices to another bank.

The Bank’s effective income tax rate for the second quarter of 2016 was 21.6% compared with 18.2% for the first quarter of 2016 and down from 36.5% in the second quarter of 2015. The tax rate for the first two quarters of 2016 was favorably impacted by a credit to income tax expense arising from the early adoption of ASC Topic 718 relating to recognition of excess tax benefits on the exercise of stock options that totaled $100,000 in the second quarter of 2016 and $324,000 in the first quarter of 2016. The tax rate for the second quarter of 2016 also benefited from a state tax credit of $217,000 related to the origination of an interest-free loan to a local housing authority.

Balance Sheet Growth

Loans rose to a record $649.3 million at June 30, 2016, compared with $622.7 million at March 31, 2016, and $574.0 million at June 30, 2015. Loan growth accelerated in the second quarter of 2016 and is highlighted by total loan growth of 4.3% over the first quarter of 2016. Average loans rose 13.1% to $637.8 million in the second quarter compared with $564.1 million at June 30, 2015.

The Bank’s average earnings assets grew 11.3% to $830.5 million in the second quarter of 2016 compared with $745.9 million at June 30, 2015. The growth in earning assets benefited from a 13.1% increase in loans and a 31.8% increase in securities available for sale compared with the second quarter of last year. Securities available for sale totaled $147.7 million at June 30, 2016, compared with $139.9 million at March 31, 2016, and $112.0 million at June 30, 2015.

Mortgage loans held for sale declined to $15.0 million at June 30, 2016, compared with $24.7 million at March 31, 2016, and $41.7 million at June 30, 2015. The decline in mortgage loans in the latest quarter was due to the transition of the majority of the Bank’s out-of-market mortgage loan production offices to another bank early in the second quarter of 2016.

Total deposits were $647.9 million at June 30, 2016, compared with $657.8 million at March 31, 2016. The decrease in deposits was primarily related to lower funding requirements for mortgage loans held for sale. Total deposits increased 7.5% to $647.9 million at June 30, 2016, compared with June 30, 2015. The loan to deposit ratio was 100.2% at June 30, 2016, compared with 94.7% at March 31, 2016, and 95.3% at June 30, 2015.

“Non-interest bearing deposits rose 62.4% (% annualized) in the second quarter of 2016 due to increased marketing emphasis on demand deposit accounts and strong new account openings. Non-interest bearing deposits grew to 20.8% of total deposits at the end of the second quarter and have grown by 38.0% since the second quarter of 2015. We expect our growth in non-interest bearing deposits to have a positive effect on our net interest margin as rates begin to rise,” concluded Ard.

Stockholders’ equity rose to $106.0 million at the end of the second quarter 2016. Tangible book value per share grew to $12.17 at June 30, 2016.

Strong Capital Position

The Company’s and Bank’s capital position remained strong at June 30, 2016. During the second quarter, the Company raised $656,000 of capital through the exercise of Company stock options. The additional capital was pushed down to the Bank and when combined with the accretion of earnings to capital led to an increase in the Bank’s June 30, 2016, Tier 1 leverage ratio to 10.59% compared with 10.34% at March 31, 2016. The Bank’s capital ratios are expected to be maintained significantly above the ratios of a “well-capitalized” institution.

“Our outlook for the second half of 2016 is positive based on our accelerating loan growth, the robust economy in middle Tennessee and our plans to open a new office in a fast growing market in Nashville later this year. We also remain focused on maintaining our asset quality as we grow our asset base. We believe our focus on growing quality assets will be an important part in building future long-term shareholder value,” concluded DeBerry.

Accounting Treatment for Merger and Mortgage Subsidiary

The second quarter’s results for 2016 and 2015 are for Commerce Union Bancshares, Inc. (Company) and include the combined results of Reliant Bank and Commerce Union Bank following their merger that was effective April 1, 2015. The results for the six month period ended June 30, 2015, include the operations of Reliant Bank only for the first quarter 2015 and the combined results of Reliant Bank and Commerce Union Bancshares, Inc. for the second quarter 2015.

The consolidated balance sheets and statements of operations include the operation of the Bank’s majority-controlled subsidiary, Reliant Mortgage Ventures, LLC. For financial accounting purposes the subsidiary is treated as a variable interest entity for which the Bank is deemed to be the primary beneficiary. The venture is operated under a joint venture arrangement. The Bank receives 30% of the net income from the subsidiary once the noncontrolling member has recovered any previous losses incurred by the venture. The Bank does not absorb any losses incurred by the venture. Revenue and expenses related to the subsidiary are included in noninterest income and expenses of the Bank and the noncontrolling portion of the net income or loss of the subsidiary is reflected in the “noncontrolling interest in net (income) loss of the subsidiary” on the Consolidated Statements of Operations. For the second quarter of 2016, the mortgage subsidiary generated a net loss of $223,000 compared with a net loss of $32,000 for the second quarter of 2015. For the six months ending June 30, 2016, the subsidiary generated a net income of $98,000 compared with a net loss of $103,000 for the six months ending June 30, 2015.

Non-GAAP Financial Measures

This document contains non-GAAP financial measures. The non-GAAP measures presented below include “adjusted net interest margin” and “efficiency ratio.” We believe these non-GAAP measures provide useful information to investors because these are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe certain purchase accounting adjustments and non-recurring income relating to the payoff of an impaired loan do not reflect the operational performance of the business in this period and, accordingly, it is useful to consider these line items with and without such adjustments. We believe this presentation also increases comparability of period-to-period results.

Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by other companies. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measure. Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for our results as reported under GAAP.

About Commerce Union Bancshares, Inc. and Reliant Bank

Commerce Union Bancshares, Inc. (NASDAQ: CUBN) is a Brentwood, Tennessee-based bank holding company which operates banking centers in Davidson, Robertson, Rutherford, Sumner and Williamson Counties, Tennessee through its wholly-owned subsidiary Reliant Bank. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers. For additional information, locations and hours of operation, please visit our website found at www.reliantbank.com.

Forward-Looking Statements

Statements in this press release relating to Commerce Union Bancshares Inc.’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. The Company’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including those related to the combination of Commerce Union Bank and Reliant Bank following the merger. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and the Company does not assume any responsibility to update these statements.

COMMERCE UNION BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2016, MARCH 31, 2016 AND JUNE 30, 2015
(Dollar Amounts In Thousands)
(Unaudited)

ASSETS
	June 30, 2016	March 31, 2016	June 30, 2015

Cash and due from banks	$16,571	$26,107	$21,638
Federal funds sold	69	434	326
Total cash and cash equivalents	16,640	26,541	21,964
Securities available for sale	147,675	139,899	112,039
Loans, net of unearned income	649,277	622,733	574,046
Allowance for loan losses	(8,688)	(8,090)	(7,424)
Loans, net	640,589	614,643	566,622
Mortgage loans held for sale	14,961	24,682	41,715
Accrued interest receivable	3,179	3,035	2,670
Premises and equipment, net	9,088	9,213	8,973
Restricted equity securities, at cost	7,060	6,244	5,326
Other real estate, net	475	1,139	1,094
Cash surrender value of life insurance contracts	24,439	24,247	19,752
Deferred tax assets, net	1,708	2,274	2,411
Goodwill	11,404	11,404	11,404
Core deposit intangibles	1,760	1,849	2,117
Other assets	4,226	3,375	2,843

TOTAL ASSETS	$883,204	$868,545	$798,930

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Deposits
Demand	$134,515	$116,362	$97,489
Interest-bearing demand	86,090	90,622	103,692
Savings and money market deposit accounts	186,009	199,988	171,138
Time	241,237	250,805	230,184
Total deposits	647,851	657,777	602,503
Accrued interest payable	127	139	112
Federal Home Loan Bank advances	124,871	104,798	102,854
Other liabilities	4,331	3,809	1,608

TOTAL LIABILITIES	777,180	766,523	707,077

STOCKHOLDERS’ EQUITY
Common stock, $1 par value; 10,000,000 shares authorized; 7,627,777, 7,560,594 and 7,070,821 shares issued and outstanding at June 30, 2016, March 31, 2016 and June 30, 2015, respectively	7,628	7,561	7,071
Additional paid-in capital	87,736	87,098	82,952
Retained earnings	9,584	7,224	3,115
Accumulated other comprehensive income (loss)	1,076	139	(1,285)

TOTAL STOCKHOLDERS’ EQUITY	106,024	102,022	91,853

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$883,204	$868,545	$798,930

COMMERCE UNION BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIODS INDICATED
(Dollar Amounts In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
INTEREST INCOME
Interest and fees on loans	$8,698	$8,138	$7,551	$16,836	$11,587
Interest on investment securities, taxable	216	236	218	452	421
Interest on investment securities, nontaxable	490	438	299	928	481
Federal funds sold and other	93	102	67	195	119

TOTAL INTEREST INCOME	9,497	8,914	8,135	18,411	12,608

INTEREST EXPENSE
Deposits
Demand	47	44	57	91	79
Savings and money market deposit accounts	163	166	124	329	189
Time	407	423	393	830	617
Federal Home Loan Bank advances and other	188	199	169	387	262

TOTAL INTEREST EXPENSE	805	832	743	1,637	1,147

NET INTEREST INCOME	8,692	8,082	7,392	16,774	11,461

PROVISION FOR LOAN LOSSES	450	165	(500)	615	(500)

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,242	7,917	7,892	16,159	11,961

NONINTEREST INCOME
Service charges on deposit accounts	321	285	341	606	488
Gains on mortgage loans sold, net	1,782	3,342	2,756	5,124	4,533
Gain (loss) on securities transactions, net	60	-	-	60	(396)
Gain on sale of other real estate	156	-	-	156	-
Other	191	219	187	410	293

TOTAL NONINTEREST INCOME	2,510	3,846	3,284	6,356	4,918

NONINTEREST EXPENSE
Salaries and employee benefits	4,883	5,394	5,075	10,277	7,914
Occupancy	810	829	906	1,639	1,606
Information technology	636	627	633	1,263	1,041
Advertising and public relations	160	265	289	425	498
Audit, legal and consulting	384	281	520	665	744
Federal deposit insurance	126	114	113	240	183
Provision for losses on other real estate	27	26	90	53	110
Other operating	1,001	1,101	1,078	2,102	1,586

TOTAL NONINTEREST EXPENSE	8,027	8,637	8,704	16,664	13,682

INCOME BEFORE PROVISION FOR INCOME TAXES	2,725	3,126	2,472	5,851	3,197

INCOME TAX EXPENSE	588	568	902	1,156	1,086

CONSOLIDATED NET INCOME	2,137	2,558	1,570	4,695	2,111

NONCONTROLLING INTEREST IN NET (INCOME) LOSS OF SUBSIDIARY	223	(321)	32	(98)	103

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$2,360	$2,237	$1,602	$4,597	$2,214

Basic net income attributable to common shareholders, per share	$0.31	$0.30	$0.23	$0.61	$0.40
Diluted net income attributable to common shareholders, per share	$0.31	$0.30	$0.22	$0.60	$0.39

COMMERCE UNION BANCSHARES, INC.
SEGMENT FINANCIAL INFORMATION
FOR THE PERIODS INDICATED
(Dollar Amounts In Thousands)
(Unaudited)

Retail Banking	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Net interest income	$8,545	$7,788	$7,109	$16,332	$10,969
Provision for loan losses	450	165	(500)	615	(500)
Noninterest income	728	502	528	1,229	385
Noninterest expense	5,859	5,342	5,633	11,200	8,554
Income tax expense	604	546	902	1,149	1,086
Net income	$2,360	$2,237	$1,602	$4,597	$2,214

Residential Mortgage Banking	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Net interest income	$147	$294	$283	$442	$492
Provision for loan losses	-	-	-	-	-
Noninterest income	1,782	3,344	2,756	5,127	4,533
Noninterest expense	2,168	3,295	3,071	5,464	5,128
Income tax expense	(16)	22	-	7	-
Net income (loss)	(223)	321	(32)	98	(103)
Noncontrolling interest in net income of subsidiary	223	(321)	32	(98)	103
Net income attributable to common shareholders	$-	$-	$-	$-	$-

	COMMERCE UNION BANCSHARES, INC.
	SELECTED QUARTERLY FINANCIAL DATA
	AT OR FOR THE THREE MONTHS ENDED
	(Dollar Amounts In Thousands, Except Per Share Amounts)
	(Unaudited)

		June 30,	March 31,	December 31,	September 30,	June 30,
		2016	2016	2015	2015	2015
	Selected Income Statement Data
	Total interest income	$9,497	$8,914	$8,708	$8,483	$8,135
	Total interest expense	805	832	807	764	743
	Net interest income	8,692	8,082	7,901	7,719	7,392
	Provision for loan losses	450	165	230	-	(500)
	Net interest income after provision for loan losses	8,242	7,917	7,671	7,719	7,892
	Noninterest income	2,510	3,846	3,534	4,019	3,284
	Noninterest expense	8,027	8,637	9,047	8,840	8,704
	Income tax expense	588	568	627	558	902
	Consolidated net income	2,137	2,558	1,531	2,340	1,570
	Noncontrolling interest in net (income) loss of subsidiary	223	(321)	(3)	(507)	32
	Net income attributable to common shareholders	2,360	2,237	1,528	1,833	1,602

	Per Common Share Data
	Net income attributable to common shareholders, per share
	Basic	$0.31	$0.30	$0.21	$0.26	$0.23
	Diluted	$0.31	$0.30	$0.21	$0.25	$0.22
	Book value per common share	$13.90	$13.49	$13.29	$13.31	$12.99
	Tangible book value per common share	$12.17	$11.74	$11.46	$11.42	$11.08
	Basic weighted average common shares	7,560,503	7,450,400	7,130,665	7,086,798	7,063,771
	Diluted weighted average common shares	7,678,508	7,563,666	7,291,960	7,286,069	7,308,668
	Common shares outstanding at period end	7,627,777	7,560,594	7,279,620	7,092,294	7,070,821

	Selected Balance Sheet Data
	Total assets	$883,204	$868,545	$876,404	$852,689	$798,930
	Securities available for sale	147,675	139,899	133,825	130,019	112,039
	Loans, net of unearned income	649,277	622,733	616,570	593,817	574,046
	Allowance for loan losses	8,688	8,090	7,823	7,511	7,424
	Mortgage loans held for sale	14,961	24,682	55,093	44,745	41,715
	Other real estate	475	1,139	1,149	528	1,094
	Goodwill	11,404	11,404	11,404	11,404	11,404
	Core deposit intangibles	1,760	1,849	1,938	2,028	2,117
	Non-interest bearing deposits	134,515	116,362	111,309	95,883	97,489
	Total deposits	647,851	657,777	640,008	608,990	602,503
	Federal Home Loan Bank advances	124,871	104,798	135,759	145,646	102,854
	Total stockholders' equity	106,024	102,022	96,751	94,403	91,853
	Average loans	637,787	617,600	603,329	582,145	564,056
	Average earnings assets (1)	830,501	821,181	813,473	775,313	745,899
	Average total assets	880,657	871,961	863,798	823,228	789,129
	Average stockholders' equity	103,297	99,237	92,492	93,030	91,336

(1)

Average earning assets is the daily average of earning assets. Earning assets consists of loans, mortgage loans held for sale, federal funds sold, deposits with banks, investment securities and restricted equity securities.

	COMMERCE UNION BANCSHARES, INC.
	SELECTED QUARTERLY FINANCIAL DATA
	AT OR FOR THE THREE MONTHS ENDED
	(Dollar Amounts In Thousands, Except Per Share Amounts)
	(Unaudited)

		June 30,	March 31,	December 31,	September 30,	June 30,
		2016	2016	2015	2015	2015
	Selected Asset Quality Measures
	Nonaccrual loans	$4,126	$4,342	$5,004	$4,266	$4,103
	Total nonperforming assets (1)	4,601	5,481	6,153	4,794	5,197
	Net charge offs (recoveries)	(149)	(102)	(82)	(87)	(516)
	Nonaccrual loans to total loans	0.64%	0.70%	0.81%	0.72%	0.71%
	Nonperforming assets to total assets	0.52%	0.63%	0.70%	0.56%	0.65%
	Nonperforming assets to total loans and other real estate	0.71%	0.88%	1.00%	0.81%	0.90%
	Allowance for loan losses to total loans	1.34%	1.30%	1.27%	1.26%	1.29%
	Allowance for loan losses to nonaccrual loans	210.57%	186.32%	156.33%	176.07%	180.94%
	Net charge offs (recoveries) to average loans (2)	(0.09%)	(0.07%)	(0.05%)	(0.06%)	(0.37%)

	Capital Ratios (Bank Subsidiary Only)
	Tier 1 leverage	10.59%	10.34%	9.88%	10.26%	10.54%
	Common equity tier 1	12.49%	12.75%	11.97%	12.23%	13.24%
	Tier 1 risk-based capital	12.49%	12.75%	11.97%	12.23%	13.24%
	Total risk-based capital	13.67%	13.91%	13.08%	13.33%	14.46%

	Selected Performance Ratios (2) (3)
	Return on average assets	1.07%	1.03%	0.71%	0.89%	0.81%
	Return on average stockholders' equity	9.14%	9.02%	6.61%	7.88%	7.02%
	Net interest margin	4.33%	4.08%	3.98%	4.03%	4.06%

	NON-GAAP FINANCIAL MEASURES
	Adjusted net interest margin (4)
	Net interest income	$8,692	$8,082	$7,901	$7,719	$7,392
	Purchase accounting adjustments	(442)	(442)	(442)	(442)	(442)
	Interest income recognized on payoff of purchased credit impaired loan	(619)	-	-	-	-
	State tax credit on tax exempt loan	233	-	-	-	-
	Adjusted net interest income	$7,864	$7,640	$7,459	$7,277	$6,950
	Adjusted net interest margin	3.93%	3.86%	3.76%	3.80%	3.82%

	Efficiency ratio (subsidiary bank only excluding mortgage segment) (4)
	Non-interest expense	$5,499	$5,039	$5,077	$4,939	$5,243
	Net interest income	8,545	7,788	7,540	7,334	7,109
	Tax equivalent adjustment for tax exempt interest income	304	272	245	193	185
	Non-interest income	728	502	522	565	528
	Less gain on sale of other real estate and other assets	(130)	(20)	(5)	(1)	-
	Less (gain) loss on sale of securities	(60)	-	7	(15)	-
	Adjusted operating income	$9,387	$8,542	$8,309	$8,076	$7,822

	Efficiency Ratio	58.58%	58.99%	61.10%	61.16%	67.03%

(1)	Nonperforming assets consist of nonaccrual loans and other real estate.
(2)	Data has been annualized.
(3)

Return on average assets is defined as net income attributable to common shareholders divided by average total assets; return on average stockholders’ equity is defined as net income attributable to common shareholders divided by average stockholders’ equity; net interest margin is defined as net interest income divided by average earning assets.

(4)	Not a recognized measure under generally accepted accounting principles (GAAP).

COMMERCE UNION BANCSHARES, INC.
YIELD TABLES
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(Dollar Amounts In Thousands)
(Unaudited)

	Three Months Ended June 30, 2016			Three Months Ended June 30, 2015			Change
	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense	Due to Volume	Due to Rate	Total
Interest Earning Assets
Loans	$637,787	5.06	$8,018	$564,056	4.83	$6,790	$900	$328	$1,228
Loan fees	-	0.31	494	-	0.29	410	84	-	84
Loans with fees	637,787	5.37	8,512	564,056	5.12	7,200	984	328	1,312
Mortgage loans held for sale	20,733	3.61	186	36,408	3.87	351	(143)	(22)	(165)
Federal funds sold	356	1.13	1	542	2.22	3	(1)	(1)	(2)
Deposits with banks	20,357	0.32	16	26,171	0.17	11	(15)	20	5
Investment securities - taxable	48,754	1.78	216	48,712	1.80	218	2	(4)	(2)
Investment securities - tax-exempt	95,590	3.12	490	64,698	2.81	299	155	36	191
Other	6,924	4.41	76	5,312	4.00	53	17	6	23
Total Earning Assets	830,501	4.72	9,497	745,899	4.46	8,135	999	363	1,362
Nonearning Assets	50,156			43,230
	$880,657			$789,129
Interest bearing liabilities
Interest bearing demand	$89,385	0.21	47	$103,615	0.22	57	(8)	(2)	(10)
Savings and money market	191,630	0.34	163	173,093	0.29	124	15	24	39
Time deposits - retail	143,953	0.67	240	141,164	0.76	268	32	(60)	(28)
Time deposits - wholesale	105,560	0.64	167	93,030	0.54	125	18	24	42
Total interest bearing deposits	530,528	0.47	617	510,902	0.45	574	57	(14)	43
Federal Home Loan Bank advances	115,855	0.65	188	94,360	0.72	169	106	(87)	19
Total borrowed funds	115,855	0.65	188	94,360	0.72	169	106	(87)	19
Total interest-bearing liabilities	646,383	0.50	805	605,262	0.49	743	163	(101)	62

Net interest rate spread (%) / Net Interest Income ($)		4.22	$8,692		3.97	$7,392	$836	$464	$1,300
Non-interest bearing deposits	126,175			90,073
Other non-interest bearing liabilities	4,802			2,458
Stockholder's equity	103,297			91,336
	$880,657			$789,129

Net interest margin		4.33			4.06

COMMERCE UNION BANCSHARES, INC.
YIELD TABLES
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(Dollar Amounts In Thousands)
(Unaudited)

	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015			Change
	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense	Due to Volume	Due to Rate	Total
Interest Earning Assets
Loans	$627,694	4.91	$15,326	$441,558	4.74	$10,376	$4,562	$388	$4,950
Loan fees	-	0.31	956	-	0.28	609	347	-	347
Loans with fees	627,694	5.22	16,282	441,558	5.02	10,985	4,909	388	5,297
Mortgage loans held for sale	30,124	3.70	554	29,209	4.16	602	49	(97)	(48)
Federal funds sold	333	0.60	1	597	1.35	4	(1)	(2)	(3)
Deposits with banks	20,750	0.34	35	20,633	0.17	17	-	18	18
Investment securities - taxable	49,004	1.85	452	43,401	1.96	421	88	(57)	31
Investment securities - tax-exempt	92,116	3.07	928	54,026	2.72	481	378	69	447
Other	6,584	4.86	159	4,322	4.57	98	54	7	61
Total Earning Assets	826,605	4.60	18,411	593,746	4.37	12,608	5,477	326	5,803
Nonearning Assets	49,704			29,566
	$876,309			$623,312
Interest bearing liabilities
Interest bearing demand	$89,620	0.20	91	$77,275	0.21	79	21	(9)	12
Savings and money market	192,673	0.34	329	142,320	0.27	189	81	59	140
Time deposits - retail	142,231	0.68	484	91,091	0.80	363	268	(147)	121
Time deposits - wholesale	110,663	0.63	346	97,853	0.52	254	35	57	92
Total interest bearing deposits	535,187	0.47	1,250	408,539	0.44	885	405	(40)	365
Federal Home Loan Bank advances and other	116,540	0.67	387	75,707	0.70	262	158	(33)	125
Total borrowed funds	116,540	0.67	387	75,707	0.70	262	158	(33)	125
Total interest-bearing liabilities	651,727	0.51	1,637	484,246	0.48	1,147	563	(73)	490

Net interest rate spread (%) / Net Interest Income ($)		4.09	$16,774		3.89	$11,461	$4,914	$399	$5,313
Non-interest bearing deposits	118,118			69,754
Other non-interest bearing liabilities	5,197			1,873
Stockholder's equity	101,267			67,439
	$876,309			$623,312

Net interest margin		4.20			3.98

CONTACT:
Commerce Union Bancshares, Inc.
DeVan Ard, 615-221-2020
President, Commerce Union Bancshares, Inc.
President and Chief Executive Officer, Reliant Bank
or
Ron DeBerry, 615-433-7200
Chairman and Chief Executive Officer, Commerce Union Bancshares, Inc.